CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 117 to the Registration Statement (Form N-1A, No. 002-85229) of our report dated December 19, 2014, on the financial statements and financial highlights of Neuberger Berman Emerging Markets Debt Fund (formerly, Neuberger Berman Emerging Markets Income Fund), and our reports dated December 23, 2014, on the financial statements and financial highlights of Neuberger Berman High Income Bond Fund, Neuberger Berman Municipal Intermediate Bond Fund, Neuberger Berman Short Duration Bond Fund, Neuberger Berman Strategic Income Fund, and Neuberger Berman Unconstrained Bond Fund (six of the series constituting Neuberger Berman Income Funds), included in the October 31, 2014 Annual Reports to Shareholders of Neuberger Berman Income Funds.

/s/ Ernst & Young LLP

Boston, Massachusetts
 February 24, 2015